Exhibit 99.1

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CENTERPOINT ENERGY REPORTS FOURTH QUARTER
AND FULL YEAR 2009 EARNINGS
Houston, TX — February 26, 2010 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $105 million, or $0.27 per diluted share, for the fourth quarter of 2009 compared to $87 million, or $0.25 per diluted share, for the same period of 2008. Operating income for the fourth quarter of 2009 was $299 million compared to $303 million for the same period of 2008.
For the year ended December 31, 2009, net income was $372 million, or $1.01 per diluted share, compared to $446 million, or $1.30 per diluted share, for the same period of 2008. Operating income for the year ended December 31, 2009, was $1.1 billion compared to $1.3 billion for the same period of 2008.
“Our company performed well in 2009 in the face of a weak economy and challenging energy markets,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our regulated electric and natural gas utilities turned in solid operating and financial performances. The company’s interstate pipelines and field services businesses expanded their systems and increased throughput, but lower natural gas and natural gas liquids prices adversely affected their financial performances. Additionally, results of the competitive natural gas sales unit were adversely affected by substantially reduced locational and seasonal price differentials. As the economy improves and stronger energy markets emerge, our regulated utilities and natural gas businesses are well positioned to benefit.”
OPERATING INCOME BY SEGMENT
Electric Transmission & Distribution
The electric transmission & distribution segment reported operating income of $95 million for the fourth quarter of 2009, consisting of $61 million from the regulated electric transmission & distribution utility operations (TDU) and $34 million related to transition and system restoration bonds. Operating income for the fourth quarter of 2008 was $88 million, consisting of $55 million from the TDU and $33 million related to transition bonds. Operating income for the TDU benefited from growth of over 29,000 metered customers since December 2008, higher net transmission revenues and income associated with the company’s investment in an advanced metering system (AMS). These benefits were partially offset by reduced energy demand as well as higher operation and maintenance expenses. In addition, the fourth quarter of 2008 reflected lower operating expenses as resources were devoted to recovery from Hurricane Ike.
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Operating income for the year ended December 31, 2009, was $545 million, consisting of $414 million from the TDU and $131 million related to transition and system restoration bonds. Operating income for the same period of 2008 was $545 million, consisting of $407 million from the TDU, $133 million related to transition bonds and $5 million from the competition transition charge (CTC). The CTC was discontinued in February 2008 when the company securitized the remaining authorized true-up balance. Operating income for the TDU benefited from customer growth, higher net transmission revenues and income associated with the company’s investment in AMS, partially offset by reduced energy demand and increased operation and maintenance expenses, primarily employee-related. In addition, 2008 included a gain from a land sale, lower net revenues related to Hurricane Ike and a refund of prior years’ state franchise taxes.
Natural Gas Distribution
The natural gas distribution segment reported operating income of $99 million for the fourth quarter of 2009 compared to $96 million for the same period of 2008. Operating income increased from higher rates, other miscellaneous revenues and lower bad debt expense, partially offset by higher pension expense of $11 million.
Operating income for the year ended December 31, 2009, was $204 million compared to $215 million for the same period of 2008. The decline in operating income was primarily due to higher pension expense of $37 million and other operating expenses, partially offset by higher rates and lower bad debt expense.
Interstate Pipelines
The interstate pipelines segment reported operating income of $62 million for the fourth quarter of 2009 compared to $66 million for the same period of 2008. The decline in operating income was primarily due to higher pension and other operating expenses. Higher revenue from new firm contracts was offset by lower revenue from off-system sales.
In addition to operating income, this segment recorded equity income of $5 million for the fourth quarter of 2009 primarily from its 50 percent interest in the Southeast Supply Header (SESH), which went into service in September 2008, compared to equity income of $2 million for the same period of 2008.
Operating income for the year ended December 31, 2009, was $256 million compared to $293 million for the same period of 2008. The decline in operating income was primarily due to higher pension and other operating expenses. Higher revenue from new firm contracts was partially offset by lower revenue from ancillary services and off-system sales. Operating income for the year ended
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December 31, 2008, included a net gain of $11 million associated with the sale of two storage development projects and a write-down of pipeline assets removed from service.
In addition to operating income, this segment had equity income of $7 million for the year ended December 31, 2009, primarily from its interest in SESH, which included non-cash charges of $16 million to reflect SESH’s discontinued use of regulatory accounting. For the year ended December 31, 2008, equity income was $36 million primarily from allowance for funds used during construction.
Field Services
The field services segment reported operating income of $22 million for the fourth quarter of 2009 compared to $26 million for the same period of 2008. The decline in operating income was primarily the result of commodity prices that were higher in 2008 than in 2009, partially offset by growth in core gathering throughput.
In addition to operating income, this segment recorded equity income of $2 million in the fourth quarter of 2009 compared to $3 million in the fourth quarter of 2008 from its 50 percent interest in a gas processing plant. The decline was primarily due to lower natural gas liquids prices.
Operating income for the year ended December 31, 2009, was $94 million compared to $147 million for the same period of 2008. The decline in operating income was primarily the result of commodity prices that were significantly lower in 2009 than in 2008, partially offset by growth in core gathering throughput. Operating income for the year ended December 31, 2008, included gains of $17 million associated with the sale of non-strategic assets and the settlement of a contractual dispute. Equity income from the jointly-owned gas processing plant was $8 million for the year ended December 31, 2009, compared to $15 million for the same period of 2008.
Competitive Natural Gas Sales and Services
The competitive natural gas sales and services segment reported operating income of $21 million for the fourth quarter of 2009 compared to $26 million for the same period of 2008. The decline in operating income was due to reduced locational and seasonal price differentials, partially offset by lower operation and maintenance expenses. In addition, operating income for the fourth quarter of 2009 included charges of $1 million resulting from mark-to-market accounting for derivatives associated with certain forward natural gas purchases and sales used to lock in economic margins. The fourth quarter of 2008 included a $6 million write-down of natural gas inventory to the lower of average cost or market.
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Operating income for the year ended December 31, 2009, was $21 million compared to $62 million for the same period of 2008. The decline in operating income was due to substantially reduced locational and seasonal price differentials. In addition, operating income for the year ended December 31, 2009, included charges of $23 million resulting from mark-to-market accounting compared to gains of $13 million for the same period of 2008. The year ended December 31, 2009, also included $6 million in inventory write-downs compared to $30 million in inventory write-downs for the same period of 2008.
DIVIDEND DECLARATION
On January 21, 2010, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.195 per share of common stock payable on March 10, 2010, to shareholders of record as of the close of business on February 16, 2010. This represents more than a 2.6 percent increase over the $0.19 per share of common stock quarterly dividends paid by the company in 2009.
OUTLOOK FOR 2010
CenterPoint Energy expects earnings for 2010 to be in the range of $1.02 to $1.12 per diluted share. This guidance takes into consideration various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding the timing and cost of certain financing activities and the impact to earnings of various regulatory proceedings. In providing this guidance, the company has not included the impact of any changes in accounting standards, any impact from acquisitions or divestitures, the timing effects of mark-to-market or inventory accounting in the company’s competitive natural gas sales and services business, or the outcome of the TDU’s true-up appeal. The company has also excluded any impact to income from the change in value of Time Warner stocks and the related ZENS securities. For the impact of these factors on 2009 earnings, see the attached reconciliation.
FILING OF FORM 10-K FOR CENTERPOINT ENERGY, INC.
Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the period ended December 31, 2009. A copy of that report is available on the company’s Web site, www.CenterPointEnergy.com, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.
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WEBCAST OF EARNINGS CONFERENCE CALL
CenterPoint Energy’s management will host an earnings conference call on Friday, February 26, 2010, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call at www.CenterPointEnergy.com. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the Web site for at least one year. Supplemental materials are also available on the company’s Web site.
CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Assets total nearly $20 billion. With about 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the Web site at www.CenterPointEnergy.com.
This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of appeals from the true-up proceedings, the timing and impact of future regulatory, legislative, and IRS decisions, effects of competition, weather variations, changes in CenterPoint Energy’s or its subsidiaries’ business plans, financial market conditions, the timing and extent of changes in natural gas and natural gas liquids prices, the impact of unplanned facility outages, and other factors discussed in CenterPoint Energy’s Form 10-K for the fiscal year ended December 31, 2009, and other filings with the SEC.
###

CenterPoint Energy, Inc. and Subsidiaries
Reconciliation of reported Net Income and diluted EPS to the basis used in providing earnings guidance

	Full Year Ended December 31, 2009
	Net Income	EPS
	(in millions)
As reported	$372	$1.01
Timing effects impacting CES*:
Mark-to-market (gains) losses — natural gas derivative contracts	15	0.04
Natural gas inventory write-downs	4	0.01
ZENS-related mark-to-market (gains) losses:
Marketable securities**	(53)	(0.15)
Indexed debt securities	44	0.12
Accounting change***	10	0.03

Per earnings guidance	$392	$1.06

*	Competitive natural gas sales and services

**	Time Warner Inc., Time Warner Cable Inc. and AOL Inc.

***	Non-cash charge to reflect SESH’s discontinued use of regulatory accounting

CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2008	2009	2008	2009
Revenues:
Electric Transmission & Distribution	$445	$472	$1,916	$2,013
Natural Gas Distribution	1,250	1,043	4,226	3,384
Competitive Natural Gas Sales and Services	896	634	4,528	2,230
Interstate Pipelines	182	137	650	598
Field Services	61	65	252	241
Other Operations	3	2	11	11
Eliminations	(63)	(54)	(261)	(196)

Total	2,774	2,299	11,322	8,281

Expenses:
Natural gas	1,791	1,290	7,466	4,371
Operation and maintenance	424	438	1,502	1,664
Depreciation and amortization	168	181	708	743
Taxes other than income taxes	88	91	373	379

Total	2,471	2,000	10,049	7,157

Operating Income	303	299	1,273	1,124

Other Income (Expense) :
Gain (loss) on marketable securities	(66)	14	(139)	82
Gain (loss) on indexed debt securities	62	(14)	128	(68)
Interest and other finance charges	(122)	(129)	(468)	(513)
Interest on transition and system restoration bonds	(34)	(33)	(136)	(131)
Distribution from AOL Time Warner litigation settlement	—	3	—	3
Additional distribution to ZENS holders	—	(3)	—	(3)
Equity in earnings of unconsolidated affiliates	5	7	51	15
Other — net	4	8	14	39

Total	(151)	(147)	(550)	(576)

Income Before Income Taxes	152	152	723	548

Income Tax Expense	(65)	(47)	(277)	(176)

Net Income	$87	$105	$446	$372

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2008	2009	2008	2009
Basic Earnings Per Common Share	$0.25	$0.27	$1.32	$1.02

Diluted Earnings Per Common Share	$0.25	$0.27	$1.30	$1.01

Dividends Declared per Common Share	$0.1825	$0.19	$0.73	$0.76

Weighted Average Common Shares Outstanding (000):
-Basic	344,536	390,922	336,387	365,229
-Diluted	346,839	393,472	343,555	367,681

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$55	$61	$407	$414
Competition Transition Charge	—	—	5	—

Total Electric Transmission and Distribution Utility	55	61	412	414
Transition and System Restoration Bond Companies	33	34	133	131

Total Electric Transmission & Distribution	88	95	545	545
Natural Gas Distribution	96	99	215	204
Competitive Natural Gas Sales and Services	26	21	62	21
Interstate Pipelines	66	62	293	256
Field Services	26	22	147	94
Other Operations	1	—	11	4

Total	$303	$299	$1,273	$1,124

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$373	$392	5%	$1,593	$1,673	5%
Transition and system restoration bond companies	72	80	11%	323	340	5%

Total	445	472	6%	1,916	2,013	5%

Expenses:
Operation and maintenance	201	211	(5%)	703	774	(10%)
Depreciation and amortization	69	70	(1%)	277	277	—
Taxes other than income taxes	48	50	(4%)	201	208	(3%)
Transition and system restoration bond companies	39	46	(18%)	190	209	(10%)

Total	357	377	(6%)	1,371	1,468	(7%)

Operating Income	$88	$95	8%	$545	$545	—

Operating Income:
Electric transmission and distribution operations	$55	$61	11%	$407	$414	2%
Competition transition charge	—	—	—	5	—	(100%)
Transition and system restoration bond companies	33	34	3%	133	131	(2%)

Total Segment Operating Income	$88	$95	8%	$545	$545	—

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	4,635,129	4,774,799	3%	24,258,254	24,815,397	2%
Total	16,316,691	16,632,601	2%	74,839,972	74,579,298	—

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	88%	82%	(6%)	102%	105%	3%
Heating degree days	88%	122%	34%	92%	103%	11%

Number of metered customers - end of period:
Residential	1,821,267	1,849,019	2%	1,821,267	1,849,019	2%
Total	2,064,854	2,094,210	1%	2,064,854	2,094,210	1%

	Natural Gas Distribution
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$1,250	$1,043	(17%)	$4,226	$3,384	(20%)

Expenses:
Natural gas	928	713	23%	3,124	2,251	28%
Operation and maintenance	153	161	(5%)	589	639	(8%)
Depreciation and amortization	39	40	(3%)	157	161	(3%)
Taxes other than income taxes	34	30	12%	141	129	9%

Total	1,154	944	18%	4,011	3,180	21%

Operating Income	$96	$99	3%	$215	$204	(5%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	58	62	7%	175	173	(1%)
Commercial and Industrial	65	69	6%	236	233	(1%)

Total Throughput	123	131	7%	411	406	(1%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	102%	110%	8%	104%	105%	1%

Number of customers — end of period:
Residential	2,987,222	3,002,114	—	2,987,222	3,002,114	—
Commercial and Industrial	248,476	244,101	(2%)	248,476	244,101	(2%)

Total	3,235,698	3,246,215	—	3,235,698	3,246,215	—

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$896	$634	(29%)	$4,528	$2,230	(51%)

Expenses:
Natural gas	856	603	30%	4,423	2,165	51%
Operation and maintenance	13	9	31%	39	39	—
Depreciation and amortization	1	1	—	3	4	(33%)
Taxes other than income taxes	—	—	—	1	1	—

Total	870	613	30%	4,466	2,209	51%

Operating Income	$26	$21	(19%)	$62	$21	(66%)

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	136	134	(1%)	528	504	(5%)

Number of customers — end of period	9,771	11,168	14%	9,771	11,168	14%

	Interstate Pipelines
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$182	$137	(25%)	$650	$598	(8%)

Expenses:
Natural gas	58	12	79%	155	97	37%
Operation and maintenance	40	43	(8%)	133	166	(25%)
Depreciation and amortization	12	12	—	46	48	(4%)
Taxes other than income taxes	6	8	(33%)	23	31	(35%)

Total	116	75	35%	357	342	4%

Operating Income	$66	$62	(6%)	$293	$256	(13%)

Pipelines Operating Data:
Throughput data in BCF
Transportation	393	357	(9%)	1,538	1,592	4%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$61	$65	7%	$252	$241	(4%)

Expenses:
Natural gas	10	15	(50%)	21	51	(143%)
Operation and maintenance	21	23	(10%)	69	77	(12%)
Depreciation and amortization	3	4	(33%)	12	15	(25%)
Taxes other than income taxes	1	1	—	3	4	(33%)

Total	35	43	(23%)	105	147	(40%)

Operating Income	$26	$22	(15%)	$147	$94	(36%)

Field Services Operating Data:
Throughput data in BCF
Gathering	110	114	4%	421	426	1%

	Other Operations
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$3	$2	(33%)	$11	$11	—
Expenses	2	2	—	—	7	—

Operating Income	$1	$—	(100%)	$11	$4	(64%)

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2008	2009	2008	2009
Capital Expenditures by Segment
Electric Transmission & Distribution	$80	$114	$336	$402
Hurricane Ike	4	—	145	26

Total Electric Transmission & Distribution	84	114	481	428
Natural Gas Distribution	63	44	214	165
Competitive Natural Gas Sales and Services	5	—	8	2
Interstate Pipelines	59	58	189	176
Field Services	45	131	122	348
Other Operations	21	11	39	29

Total	$277	$358	$1,053	$1,148

Interest Expense Detail
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2008	2009	2008	2009
Interest Expense Detail
Amortization of Deferred Financing Cost	$7	$7	$25	$34
Capitalization of Interest Cost	(2)	—	(12)	(4)
Transition and System Restoration Bond Interest Expense	34	33	136	131
Other Interest Expense	117	122	455	483

Total Interest Expense	$156	$162	$604	$644

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	December 31,
	2008	2009
ASSETS
Current Assets:
Cash and cash equivalents	$167	$740
Other current assets	2,868	2,164

Total current assets	3,035	2,904

Property, Plant and Equipment, net	10,296	10,788

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	3,684	3,677
Other non-current assets	965	708

Total other assets	6,345	6,081

Total Assets	$19,676	$19,773

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$153	$55
Current portion of transition and system restoration bonds long-term debt	208	241
Current portion of other long-term debt	125	662
Other current liabilities	2,362	2,080

Total current liabilities	2,848	3,038

Other Liabilities:
Accumulated deferred income taxes, net and investment tax credit	2,632	2,792
Regulatory liabilities	821	921
Other non-current liabilities	1,172	1,264

Total other liabilities	4,625	4,977

Long-term Debt:
Transition and system restoration bonds	2,381	2,805
Other	7,800	6,314

Total long-term debt	10,181	9,119

Shareholders’ Equity	2,022	2,639

Total Liabilities and Shareholders’ Equity	$19,676	$19,773

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Year Ended December 31,
	2008	2009
Cash Flows from Operating Activities:
Net income	$446	$372
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	737	780
Deferred income taxes	487	269
Write-down of natural gas inventory	30	6
Changes in net regulatory assets	(366)	—
Changes in other assets and liabilities	(450)	398
Other, net	(33)	16

Net Cash Provided by Operating Activities	851	1,841

Net Cash Used in Investing Activities	(1,368)	(896)

Net Cash Provided by (Used in) Financing Activities	555	(372)

Net Increase in Cash and Cash Equivalents	38	573

Cash and Cash Equivalents at Beginning of Period	129	167

Cash and Cash Equivalents at End of Period	$167	$740